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                                                                    Exhibit 10.2
                                   AGREEMENT

          This AGREEMENT (the "Agreement") is entered into by and between Cambridge Technology Partners (Massachusetts), Inc., a Delaware Corporation with its principal place of business at 8 Cambridge Center, Cambridge, Massachusetts 02142 ("CTP"), and James K. Sims ("Sims").

          NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, CTP and Sims AGREE as follows:

     1.   Effective Date.  This Agreement shall become effective and
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enforceable as of September 1, 1999.

     2.   Executive Termination Date.  CTP and Sims agree that his employment as
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President and Chief Executive Officer of CTP ended effective July 19, 1999, the date on which CTP announced his successor (the "Executive Termination Date"). Thereafter, and for a period not exceeding one year ending July 18, 2000, Sims will be employed by CTP as Special Adviser; provided such employment as Special Adviser may be terminated if the Board of Directors of CTP makes the determination described in Paragraph 5 hereof or Sims violates the terms of the Severance Agreement (as defined below). As Special Adviser and as consideration thereof, Sims will be paid his reasonable expenses incurred by him in doing any advisory work requested by CTP pursuant to this Agreement. CTP and Sims further agree that his leaving the positions of President and Chief Executive Officer of CTP shall be deemed a termination other than for Just Cause for purposes of the Agreement between CTP and Sims dated December 23, 1992, as amended by Amendment dated December 15, 1994 (the "Severance Agreement"), regardless of his employment as Special Adviser.

     3.   Resignation From Boards of Directors.  Sims shall resign from the
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Boards of Directors of CTP and all of its affiliated companies effective
September 1, 1999.

     4.   Stock Options.  In accordance with and subject to CTP's 1991 Stock
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Option Plan, Sims's unvested stock options will continue to vest during the period from July 19, 1999 through July 18, 2000 (the "Extended Option Period"). Any unexercised options will expire not later than three months after the expiration of the Extended Option Period. Attached hereto as Exhibit "A" is an Optionee Activity Status Report, as of July 13, 1999, setting forth all options granted to Sims since December 17, 1992 and their status as of July 13, 1999.

     5.   Limited Upon Extended Stock Option Rights.  In the event the Board of
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Directors of CTP determines in its sole discretion that Sims has engaged or is engaging in conduct having a material adverse effect upon CTP during the Extended Option Period, Sims's extended option vesting rights under Section 4 above during any remaining balance of the Extended Option Period shall end effective upon notice to him of such determination by the Board, and Sims's extended exercise rights under Section 4 above shall end three months thereafter.

     6.   Legal Fees.  CTP shall reimburse Sims for reasonable attorney's fees,
          -----------
not to exceed $25,000, incurred in the negotiation and documentation of this Agreement. Such reimbursement shall be conditioned upon Sims's prior submission to CTP of supporting invoices or similar documentation and shall not include reimbursement for any legal fees related in any way to a dispute arising or advice received after the effective date of this Agreement.

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     7.   General.  This Agreement shall be governed by and construed in
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accordance with the laws of the Commonwealth of Massachusetts. All notices, if any, to be provided hereunder shall be provided by (a) first class mail, postage prepaid; (b) by express overnight courier service; or (c) by hand delivery, to the parties at their addresses set forth below or at such other addresses as shall be provided by the parties to each other.

     8.   Full and Complete Agreement  The Severance Agreement shall remain in
          ---------------------------
full force and effect as between CTP and Sims and, as referenced in Section 2 above, shall be construed to reflect the parties' agreement that Sims's leaving his positions of President and Chief Executive Officer shall be deemed a termination other than for Just Cause effective on the Executive Termination Date, regardless of his employment as Special Adviser. With this sole exception, this Agreement sets forth the entire agreement between the parties and fully supersedes any and all prior agreements and understandings between them, whether written or oral, pertaining to the subject matter hereof.


CAMBRIDGE TECHNOLOGY PARTNERS
(MASSACHUSETTS), INC.

By: /s/ Jack L. Messman                      /s/ James Sims
                                             JAMES K. SIMS

Title: President

Address:  8 Cambridge Center            Address:  [Omitted]
          Cambridge, MA 02142



[EXHIBITS OMITTED]

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